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                                                                   Exhibit 10.13


                                    L E A S E

            This Lease is made and entered into as of the 23rd day of October, 2002, by and between W.O.W., L.L.C, an Iowa limited liability company, having an address at 635 -1/2 Avenue G, Fort Madison, Iowa 52627 ("Landlord") and Packaging Dynamics, L.L.C., a Delaware limited liability company, having an address at 3900 West 43rd Street, Chicago, Illinois 60632 ("Tenant"). Landlord and Tenant mutually covenant and agree as follows:

                                   ARTICLE I

                                 GRANT AND TERM

            1.1 Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained which are to be performed by Tenant, hereby leases to Tenant, and Tenant hereby leases from Landlord, the real estate and improvements thereon commonly known as 2068 303rd Avenue, Fort Madison, Iowa 52627 and more particularly described on Exhibit A attached hereto and made a part hereof, together with all rights, privileges and appurtenances thereto (collectively the "Demised Premises").

            1.2 Subject to the terms and provisions of Section 1.3 hereof, this Lease shall commence on the Commencement Date (as hereinafter defined) and expire on October 31, 2009 (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided.

            1.3 Reference is made to that certain Stock Purchase Agreement, dated as of October 23, 2002, by and between the stockholders of Wolf Packaging, Inc. ("Sellers"), as sellers, and Tenant, as buyer (the "Stock Purchase Agreement"). This Lease is contingent upon Tenant acquiring all of the outstanding capital stock of Wolf Packaging, Inc. pursuant to the Stock Purchase Agreement, and the commencement date (the "Commencement Date") shall be the date of the closing of the sale contemplated thereby (the "Closing"). Landlord shall be required to deliver possession of the Demised Premises to Tenant at the Closing.

            1.4 So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Demised Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

            1.5 So long as Tenant is not in default in any material respect under the covenants and agreements of this Lease, Tenant shall have the right to extend this Lease for two (2) additional terms of five (5) years each (respectively, the "First Extended Term" and the "Second Extended Term"), upon the terms and conditions contained herein. Tenant shall give Landlord notice of its intent to extend at least one hundred and twenty (120) days prior to the expiration of the previous term.

                                   ARTICLE II
                                      RENT

            2.1 Throughout the term of this Lease, Tenant shall pay to or upon the order of Landlord base rent ("Rent") as follows:

                  (a) for the period beginning on the Commencement Date and ending on the Expiration Date, Rent shall be payable in monthly installments of Twenty Thousand and 00/100 Dollars ($20,000.00); and

                  (b) on the Expiration Date and on each one (1) year anniversary thereof during the First Extended Term and the Second Extended Term (the "Anniversary"), Rent shall be adjusted in accordance with this Section 2.1(b). During such period, Rent shall be an amount equal to $20,000.00 multiplied by the Escalation Factor (hereinafter defined). For the purposes hereof, the Escalation Factor shall be calculated by subtracting an amount equal to the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Lee County, Iowa (the "CPI") for October, 2002 from the CPI for the month and year of the Anniversary. The difference shall be added to or subtracted from, as the case may be, the number one (1), which sum shall be the Escalation Factor. The new Rent so calculated shall be payable in accordance with this Article II.

      The first monthly installment of Rent, or a prorated portion thereof in the event the Commencement Date is not on the first day of the month, shall be paid to Landlord on the Commencement Date. Thereafter, each monthly installment of Rent shall be due and payable on the first day of each successive month during the term.

            2.2 All sums due Landlord hereunder (including Rent and additional rent as herein provided) shall be paid at Landlord's address as first above written, or at such other place as Landlord may designate in writing from time to time.
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All sums due Landlord shall be paid without deduction, set-off, discount or abatement (except as otherwise provided herein and as permitted pursuant to the Stock Purchase Agreement) in lawful money of the United States. Each payment of sums due Landlord hereunder which shall not be paid when due shall bear interest, at the rate of six percent (6%) per annum, from the due date until the same shall be paid.

            2.3 It is the purpose and intent of Landlord and Tenant that the Rent (as may be adjusted as provided herein) to be paid to Landlord by Tenant be absolutely net to Landlord, so that this Lease shall yield net to Landlord all such amounts as hereinabove provided, and that all costs, expenses and obligations of every kind or nature whatsoever, relating to the Demised Premises (except as otherwise specifically provided herein), which may arise or become due during the term of this Lease, shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatever which may be placed upon the Demised Premises by the affirmative act of Landlord.

            2.4 No security deposit shall be required of Tenant.

                                   ARTICLE III
                             IMPROVEMENTS; EQUIPMENT

            3.1 Landlord hereby acknowledges that Tenant has title to all machinery, equipment and trade fixtures on the Demised Premises and Tenant shall have the right to remove such items prior to the expiration of the term of this Lease or any extension thereof, or within sixty (60) days after an early termination of the Lease resulting from Tenant's default or a condemnation of the Demised Premises. The period of removal shall be extended for delays caused without fault or neglect on the part of Tenant such as acts of God, strikes, lockouts or other conditions beyond the control of Tenant. In the event Tenant does not remove such items as aforesaid, the machinery, equipment and trade fixtures shall become the property of Landlord without payment of any consideration to Tenant.

            3.2 Tenant shall retain title to all machinery, equipment and trade fixtures which it places on the Demised Premises and shall have the right to remove such items on the basis indicated in Section 3.1 hereof.

            3.3 Landlord warrants to Tenant that all existing structural elements and systems of, and improvements to, the Demised Premises including, but not limited to, the plumbing, fire sprinkler system, lighting, air conditioning, heating, electrical systems, boilers, pressures vessels, doors, loading docks, windows, driveways, parking lots, fences and sidewalks shall be in good operating condition on the Commencement Date and shall comply with all applicable laws, rules, regulations, ordinances and building and zoning codes in effect and applicable to the Demised Premises on the Commencement Date.

            3.4 Reference is made to that certain Quit Claim Deed from the City of Fort Madison to Lee County, Iowa dated October 29, 1998, which contains the following language: "In the event the construction of the Wolf Packaging, Inc. plant on the above-described property is not completed within two years from the date of this Deed, the property will revert back to the City of Fort Madison, Iowa." Landlord hereby acknowledges and represents that the construction of the Wolf Packaging, Inc. plant was completed within two years from the date of the Deed.

                                   ARTICLE IV
                                PAYMENT OF TAXES

            4.1 Tenant shall pay, before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all real property taxes, assessments, water and sewer rents, charges for public utilities and permit fees and other governmental charges applicable to the Demised Premises during the term hereof (all of which are sometimes collectively referred to herein as the "Impositions"), which, for any time during the term of this Lease may be assessed, levied, confirmed, imposed upon or become due and payable out of, or in respect of, or become a lien on, the Demised Premises or any improvements thereon, or any part thereof or any appurtenance thereto.

            4.2 If any Impositions paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such Impositions shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. Landlord and Tenant agree to divide ratably any special assessments or installments of special assessments paid by Tenant, which division shall reflect the unexpired term of the Lease and the period during which any improvement or item for which a special assessment is imposed may be expected to benefit the Demised Premises. In addition, nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation or other franchise taxes imposed upon any owner of the fee of the Demised Premises.

            4.3 The parties understand and agree that Tenant shall pay the taxes and other charges as enumerated in this Article IV of the Lease at the place at which tax payments are required to be made, each such payment of taxes to be made at least five (5) days before the said tax itself would become delinquent in accordance with the law then in force governing the payment of such tax or taxes, and shall, upon request, promptly deliver official receipts evidencing such payments to Landlord.

            4.4 Tenant shall have the right, at its own expense, to contest the amount or validity of any tax or tax claim by appropriate proceedings diligently conducted in good faith, but only after payment of such tax unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event payment of such tax shall be postponed if and only so long as:

                  (a) neither the Demised Premises nor any part thereof would by reason of such postponement be, in Landlord's reasonable judgment, in danger of being forfeited or lost; and

                  (b) Landlord shall not, in its reasonable judgment, be in danger of being subject to criminal liability or penalty by reason of such postponement.

Any such contest may be made in the name of Landlord or Tenant or both as Tenant shall determine, and Landlord agrees to cooperate reasonably with Tenant in any such contest but without expense to Landlord. If, during the pendency of such contest, Landlord, in the exercise of its reasonable judgment, shall determine and shall notify Tenant of its determination that either condition (a) or (b) of this Section 4.4 is no longer satisfied, Tenant shall immediately terminate such contest and pay such tax and any costs, fees (including attorneys' fees) and other liabilities accruing in such proceedings. If no default exists upon conclusion of any contested proceedings, Tenant shall be authorized to collect any refund obtained in such contest.

            4.5 In the event Tenant shall fail, refuse or neglect to make any of the payments required in this Article IV, then Landlord may, at its option, pay the same, and the amount or amounts of money so paid shall be repaid by Tenant to Landlord, upon demand of Landlord, and the payment thereof may be collected or enforced by Landlord in the same manner as though said amount were an installment of Rent specifically required by the terms of the Lease to be paid by Tenant to Landlord.

                                    ARTICLE V
                                 PURPOSE AND USE

            5.1 Tenant may use and occupy the Demised Premises for the conduct of its business, including, without limitation, the following:

                  (a) Manufacturing;

                  (b) Warehousing and shipping; and

                  (c) Offices.

            5.2 Tenant shall not use or occupy the Demised Premises, or permit the Demised Premises to be used or occupied, contrary in any material respects to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would materially violate any certificate of occupancy affecting the same, or which would cause structural injury to the buildings, structures and improvements, or cause the value or usefulness of the Demised Premises, or any part thereof, to diminish, or would constitute a public or private nuisance or waste.

                                   ARTICLE VI
                             MAINTENANCE AND REPAIR

            6.1 Except as set forth in Section 6.2 hereof, Tenant shall take good care of the Demised Premises and shall keep them in the same condition and state of repair (ordinary wear and tear and damage and destruction described in Section 11.3 and 11.4 excepted) as existed at the time Tenant received possession. All repairs made by Tenant shall be equal in quality and class to the original work.

            6.2 Landlord shall repair and maintain and, where appropriate, replace, at Landlord's sole cost and expense, the foundation, exterior walls and roof of the Demised Premises in good condition and repair, except if any such repair or replacement is due to damage caused by Tenant that is covered by the insurance required under Article IX hereof.

            6.3 The necessity for and adequacy of repairs to any structures and improvements pursuant to this Article VI shall be measured by the standard which is appropriate for buildings, structures and improvements of similar construction and class.

            6.4 Although Landlord shall have no obligation by reason of this Lease to make repairs of any kind other than as set forth in Section 6.2 hereof, Landlord may elect to make necessary repairs which Tenant fails to make and the cost of such repairs shall be additional rent which shall be immediately due and owing under this Lease.

                                   ARTICLE VII
                             TITLE; MECHANICS' LIENS

            7.1 Tenant shall not permit or suffer to be filed or claimed against the interest of Landlord in the Demised Premises during the term of this Lease any lien or claim of any kind for services or materials furnished in connection with any addition or improvement caused to be performed of the Demised Premises by Tenant, and if such lien shall be claimed or filed it shall be the duty of Tenant, within sixty (60) days after Tenant receives notice that a claim has been filed, or within sixty (60) days after Landlord has been given written notice of such claim and has transmitted written notice of the receipt of such claim to Tenant (whichever sixty-day period expires earlier) to cause the Demised Premises to be released from such claim, either by payment or by the posting of bond or by the payment into court of the amount necessary to relieve and release the Demised Premises from such claim or in any other manner which, as a matter of law, will result in releasing Landlord and the title of Landlord from such claim within said period of sixty (60) days.

            7.2 In consideration of Tenant's right of first refusal hereunder, Landlord shall not enter into any agreements, easements, covenants, conditions or other restrictions that might affect title to the Demised Premises without Tenant's prior written approval. Notwithstanding the foregoing, Landlord shall have the right after the Commencement Date and prior to Tenant's election to exercise its right of first refusal pursuant to Article XV hereof, to grant a mortgage on Landlord's fee interest in the Demised Premises. In the event Tenant shall purchase the Demised Premises in accordance with Article XV, Landlord shall be required to pay or discharge any liens or mortgages of any character whatsoever which may be placed upon the Demised Premises by the affirmative act of Landlord.

                                  ARTICLE VIII
                           INDEMNIFICATION OF LANDLORD

            8.1 Tenant will protect, indemnify and save Landlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Demised Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways and caused by Tenant or Tenant's operations on or after the Commencement Date or (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant shall, at Tenant's expense, resist and defend such action, suit or proceeding. This indemnity shall not apply to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses resulting from the actions or omissions of Landlord, its employees or agents.

                                   ARTICLE IX
                                    INSURANCE

            9.1 During the term of this Lease, as additional rent for the Demised Premises, Tenant shall procure and maintain insurance, at its own cost and expense, insuring:

                  (a) The buildings, structures and improvements at any time situated upon the Demised Premises against loss or damage by fire, explosion, sprinkler leakage, windstorm, malicious mischief, vandalism, and all other normally insurable casualties insured by a full and complete extended coverage endorsement of not less than 100% of the full replacement value of such buildings, structures and improvements, with all proceeds of insurance to be payable to Landlord and Tenant; and

                  (b) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $2,000,000; for injury to or death of more than one person in any one accident to the limit of $2,000,000; and for damage to property in an amount of not less than $2,000,000 made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Demised Premises.

            9.2 The aforesaid insurance shall be in companies reasonably satisfactory to Landlord and Tenant, and Landlord shall be named as an additional insured. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord. The original insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall upon written request, be deposited with Landlord on the Commencement Date. If Tenant fails to obtain the aforesaid insurance, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay to Landlord the premium cost thereof upon demand as additional rent hereunder.

            9.3 Whenever any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Demised Premises, and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided, however, that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (however, in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay the increased cost thereupon keeping such release and waiver in full force and effect).

                                    ARTICLE X
                         ASSIGNMENT; LEASEHOLD MORTGAGES

            10.1 Except as otherwise permitted in this Article X, this Lease shall not be assigned by Tenant unless Landlord shall have consented thereto in writing, which consent shall not be unreasonably withheld or delayed.

            10.2 At any time and from time to time, Tenant may, without Landlord's consent, assign this Lease to a (a) direct or indirect wholly-owned subsidiary or an affiliate of Tenant, or

(b) transferee which acquires all or substantially all of Tenant's business and assets.

            10.3 At any time and from time to time, Tenant may freely mortgage, pledge or otherwise encumber its interest in the Demised Premises. Any such mortgage, pledge or other encumbrance shall be referred to as a "Leasehold Mortgage," which Leasehold Mortgage shall at no time be a lien on Landlord's interest in the Demised Premises.

            10.4 The holder of any leasehold mortgage ("Leasehold Mortgage") may give written notice to Landlord, specifying the name and address of the mortgagee under such Leasehold Mortgage (the "Leasehold Mortgagee") and attaching thereto a true and complete copy of such Leasehold Mortgage, and if such notice shall be given, thereafter Landlord shall give to such Leasehold Mortgagee notice of any and all defaults and nonperformance hereunder not later than the first to occur of (i) the time such notice is given to Tenant and (ii) the time of the declaration of any default, or the exercise of any remedy hereunder, addressed to such Leasehold Mortgagee at its address last furnished to Landlord in writing. No such notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been delivered to such Leasehold Mortgagee of which Landlord has been notified in accordance with the provisions of this Section 10.4 in accordance with the terms of Section 18.2 hereof. Such Leasehold Mortgagee, after service of a further notice from Landlord to Leasehold Mortgagee that Tenant's applicable cure period has expired ("Landlord's Notice"), shall thereupon have a period of forty-five
(45) days from Leasehold Mortgagee's receipt of Landlord's Notice for remedying the default or causing the same to be remedied. Such Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall within the period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied. Landlord, within the aforesaid period, shall accept performance by any such Leasehold Mortgagee of any covenant, condition, or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant. Landlord shall not exercise any right or remedy with respect to any default in respect of the performance of work required to be performed, or acts to be done, or conditions to be remedied so long as such Leasehold Mortgagee shall, in good faith, have commenced promptly to rectify the same and shall thereafter prosecute the same to completion with diligence and continuity, provided that all such defaults are cured within forty-five (45) days from the date of Landlord's Notice or, if such non-monetary default is not reasonably curable within such forty-five day period, the Leasehold Mortgagee shall commence a cure within forty-five (45) days of the date of Landlord's Notice and the Leasehold Mortgagee shall complete such cure within one hundred eighty (180) days after such date. Notwithstanding the foregoing, the period of time given to the Leasehold Mortgagee to cure any default by Tenant which reasonably requires that said Leasehold Mortgagee be in possession of the Demised Premises to do so, shall be deemed extended to include the period of time reasonably required by said Leasehold Mortgagee to obtain such possession (by foreclosure or otherwise) with due diligence. No Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes the owner of the leasehold estate covered by its mortgage, and then only for obligations arising during the time it is the owner of such leasehold estate; provided, however, that the preceding portion of this sentence shall not limit or restrict in any way Landlord's authority to terminate this Lease as against any Leasehold Mortgagee (subject to the provisions of this Section 10.4) if any default hereunder (including, without limitation, any default in the payment of Rent) has not been completely cured within the cure period specified herein.

            10.5 In case of termination of this Lease by reason of an Event of Default hereunder, Landlord shall give notice thereof simultaneously to each Leasehold Mortgagee who shall be entitled to receive notices of default as provided in Section 10.4 hereof, which notice shall be addressed to each Leasehold Mortgagee at the address last furnished to Landlord in writing as above provided. Provided that the Lease was terminated as the result of an Event of Default which was personal to Tenant and therefore not curable by the Leasehold Mortgagee, if any of such Leasehold Mortgagees notifies Landlord in writing, within thirty (30) days after the giving of such notice of termination by Landlord as aforesaid, that it desires to enter into a new lease, Landlord shall execute and deliver such new lease to the holder or holders of the First Leasehold Mortgagee (as hereinafter defined) who timely requested such new lease in respect of the Demised Premises or leasehold estate which shall have been covered by the lien of the mortgage held by such Leasehold Mortgagee, for the remainder of the term of this Lease, at the Rent and other charges herein reserved and upon the covenants, conditions, limitations and agreements herein contained, provided that such Leasehold Mortgagee shall have paid to Landlord all Rent and other charges due under this Lease and shall have paid to the appropriate authority any other charges to be paid by Tenant hereunder, up to and including the date of the commencement of the term of such new lease. The term "First Leasehold Mortgagee" as used in this Lease shall mean that Leasehold Mortgagee or Leasehold Mortgagees holding the most senior lien on the interest of Tenant under this Lease or any portion thereof, as consolidated, renewed, extended, modified or replaced from time to time. In the event the First Leasehold Mortgagee fails to notify Landlord of its election to enter into a lease within such thirty-day period, Landlord shall enter into such lease with any other Leasehold Mortgagee who so elects by written notice delivered within such thirty-day period to Landlord to enter into a new lease with Landlord, in the order of priority of the Leasehold Mortgagees, or as the other Leasehold Mortgagees may agree. Nothing herein contained shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Demised Premises or any part thereof to such Leasehold Mortgagee; provided, however, that Landlord shall cooperate with such Leasehold Mortgagee (by joining as a party in any appropriate action or proceeding or otherwise) at the sole cost and expense of such Leasehold Mortgagee, and at no cost, expense or liability to Landlord, for the purpose of enabling such Leasehold Mortgagee to obtain such possession of the Demised Premises. The Leasehold Mortgagee shall not be required to cure any Event of Default which is exclusively personal to Tenant and which therefore no Leasehold Mortgagee has the power to cure (such as, for example, the bankruptcy of Tenant), as a prerequisite to the exercise of the rights granted to such Leasehold Mortgagee by the provisions of this Section 10.5. Except as aforesaid, such Leasehold Mortgagee shall remedy all other Events of Default hereunder. Any such new lease and the leasehold estate thereby created shall continue to maintain the same priority as the within Lease with regard to any mortgage on the Demised Premises or any part thereof or any other lien, charge or encumbrance thereon caused or made by Landlord whether or not the same shall then be in existence. The provisions of the preceding sentence are intended to be self-executing, and Landlord shall not be obligated to expend any funds or take any other action (other than to execute any documents reasonably required by any title company, at no expense to Landlord) to accomplish or obtain such priority for any such new lease or leasehold estate.

            10.6 Landlord agrees to enter into any amendments of this Lease as may be reasonably required at any time by any Leasehold Mortgagee, except any amendment which in Landlord's reasonable judgment diminishes in any respect any rights of, increases any obligations of or adversely affects Landlord hereunder. Any costs incurred in connection with any such amendment shall be borne by Tenant.

            10.7 Notwithstanding the provisions of this Article X, any Leasehold Mortgagee may foreclose on its mortgage or accept a deed in lieu of foreclosure without the necessity of complying with the provisions of Sections 10.1 and 10.2; provided, however, that following any such foreclosure or acceptance of a deed in lieu of foreclosure, the Demised Premises may be used only for the use and purposes set forth in Section 5.1 hereof, and for no other purpose without the written consent of Landlord.

            10.8 Each party hereby covenants and agrees with the other that it shall, within fifteen (15) days after written notice shall have been given by the other requiring a statement of the status of the Lease, give such statement in writing indicating whether the Lease is in good standing, and if it is not, the particulars in which it is not, and failure within said period of fifteen
(15) days to give such written reply shall constitute a representation that the Lease is in good standing, upon which representation any person, after the expiration of said fifteen (15) days, may rely as being true and correct.

            10.9 If Tenant's interest in and to this Lease is assigned with Landlord's consent, Tenant's liability for the performance of the covenants and agreements contained herein to be performed by Tenant shall cease and determine simultaneously with such an assignment, provided that the successor tenant, in each instance, assumes in writing all of the covenants and agreements to be kept and performed by Tenant and an executed copy of such assumption is delivered to Landlord and provided further that, at the time of such an assignment of Tenant's interest, all of the covenants and agreements to be kept and performed by Tenant were as of that date kept and performed.

            10.10 Upon the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right to sublet all or any portion of the Demised Premises for any lawful purpose and for purposes not in contravention of zoning regulations or of any conditions, covenants, easements, or reservations of record affecting the Demised Premises. Tenant shall at all times, notwithstanding any such subletting, remain directly and primarily liable to Landlord for the full and faithful performance of all of the terms and provisions thereof.

                                   ARTICLE XI
                          CONDEMNATION AND DESTRUCTION

            11.1 If the whole of the Demised Premises, or so much thereof, including however, a portion of the buildings, structures and improvements, shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, and as a result thereof the balance of the Demised Premises cannot, in the judgment of Tenant, be used for the same purpose as expressed in
Section 5.1 hereof, then the term of this Lease shall terminate when possession of the Demised Premises shall be so taken and surrendered, and any award, compensation or damages shall be paid to and be the sole property of Landlord (except for that portion allocable to Tenant's machinery, equipment, trade fixtures and personality).

            11.2 If a material part of the Demised Premises shall be so taken or condemned, as determined by Tenant in its reasonable discretion, Tenant shall have the option to terminate this Lease. If, as a result of such partial condemnation, Tenant determines, in its reasonable discretion, that the balance of the Demised Premises can be used by Tenant for the same purpose as expressed in Section 5.1 hereof, then Tenant shall be entitled to have the Rent, additional rent, real estate taxes and other obligations hereunder adjusted to reflect limitations in space available for Tenant's use and Landlord shall be entitled to retain the entire award; provided, however, that Landlord shall repair and restore the Demised Premises and all buildings, structures and improvements thereon to a complete architectural unit, and provided further that if the amount of the award shall be insufficient for such repairs or restoration, then Tenant shall not be responsible for the amount of the deficiency.

            11.3 In the event of damage to or destruction of an immaterial part of the buildings, structures or improvements located on the Demised Premises by fire, windstorm, or other casualty, Landlord shall cause the Demised Premises to be repaired, restored or rebuilt with all reasonable dispatch. Any insurance proceeds covering such casualty shall be made available to Landlord for such repair or restoration.

            11.4 In the event of damage to or destruction of a material part of the Demised Premises or the buildings, structures or improvements located on the Demised Premises by fire, windstorm, or other casualty, as reasonably determined by Tenant, Tenant shall have the option to either (i) terminate the Lease, in which event insurance proceeds covering such casualty

(excluding insurance proceeds covering Tenant's machinery, equipment, trade fixtures and personal property or as part of the recovery under a general casualty policy where a specific portion of such proceeds is allocable to such property of Tenant) shall be paid to Landlord, or (ii) elect to have the sum of insurance proceeds covering such casualty made available to Landlord for the reconstruction or repair of any building, structure or improvement so damaged or destroyed; provided, however, that if the amount of proceeds shall be insufficient for the reconstruction or repair and refurnishing of any building or structure damaged or destroyed, as aforesaid, Landlord shall not be obligated to make such repairs or reconstruction unless Tenant provides Landlord with written assurances that Tenant shall be responsible for the amount of the deficiency.

            11.5 In the event of damage or destruction to the Demised Premises as described in Section 11.3 or Section 11.4 hereof, Tenant shall be entitled to have the Rent, additional rent, real estate taxes and other obligations of Tenant hereunder adjusted to reflect the limitations in space available for Tenant's use thereafter.

                                   ARTICLE XII
                              DEFAULT AND REMEDIES

            12.1 Tenant agrees that any one or more of the following events shall be considered an Event of Default as said term is used herein:

                  (a) Tenant shall fail to make any payment of Rent or any other payment required to be made by Tenant hereunder when due as herein provided, and such failure shall continue for ten (10) days after notice thereof in writing to Tenant; or

                  (b) Tenant shall fail to comply with any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant; or

                  (c) The filing or execution or occurrence of:

                        (i) a petition in bankruptcy by or against Tenant;

                        (ii) a petition or answer by or against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of any bankruptcy act;

                        (iii) adjudication of Tenant as a bankrupt or insolvent, either in the bankruptcy or equity sense;

                        (iv) an assignment by Tenant for the benefit of creditors;

                        (v) a petition or other proceeding by or against Tenant for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Tenant with respect to the Demised Premises or with respect to all or substantially all of Tenant's property; or

                        (vi) a petition or other proceeding by or against Tenant for its dissolution or liquidation, or the taking of Tenant's property by any governmental authority in connection with dissolution or liquidation;

and in the case of petitions filed against Tenant under (i), (ii), (v) or (vi), the nondismissal of such petition within forty-five (45) days after the filing thereof; or

                  (a) the entry of any order, judgment or decree by any court of competent jurisdiction granting any prayer or demand contained in any petition under Sections 12.1(d) (i), (ii), (v) or (vi); or

                  (b) the taking by any person of Tenant's interest in this Lease upon execution, attachment or other process of law or equity.

Upon the occurrence of an Event of Default, it shall be lawful for Landlord, at its election, to declare the said term ended, and either with or without process of law, to re-enter and to expel, remove and put out Tenant and all persons occupying the Demised Premises under Tenant, using such force as may be necessary in so doing. If default shall be made in any covenant and agreement herein contained to be kept, observed and performed by Tenant, other than the payment of Rent or any other payment required to be made by Tenant hereunder, which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant, prior to the expiration of such thirty (30) day period commences to eliminate the cause of such default, proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Landlord shall not have the right to declare the said term ended and enforce all of its rights and remedies hereunder for any default not so cured within such thirty
(30) day period.

            12.2 The foregoing provisions for the termination of this Lease for any default in any of Tenant's covenants or obligations hereunder shall not operate to exclude or suspend any other remedy of Landlord for breach of any of said covenants or obligations or for the recovery of Rent, any advance of Landlord made thereon or any other payment required to be made by Tenant hereunder and, in the event of the termination of this Lease as aforesaid, Tenant agrees to indemnify and save harmless Landlord from any loss arising from such termination and reentry.

            12.3 No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

            12.4 No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

            12.5 Neither the rights herein granted to receive, collect, sue for or distrain for Rent or any monies or payments due hereunder, or to enforce the covenants and agreements of this Lease, or to prevent the breach or non-observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Landlord to declare the term of this Lease hereby granted ended, and to terminate this Lease as provided for herein because of any default in or breach of the covenants and agreements of this Lease.

            12.6 Nothing contained in this Article XII shall limit or restrict the right of Tenant under Article III to remove its improvements from the Demised Premises.

                                  ARTICLE XIII
                              MODIFICATIONS; SIGNS

            1 13.1 Tenant, at its own expense, may make, without Landlord's consent, any addition to or alteration, modification or rearrangement (collectively referred to below as "modifications") of the Demised Premises; provided, however, that such modification shall not affect the structural integrity of the building.

            13.2 Modifications affecting the structural integrity of the building may not be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant desires to make such a modification, notice of the type of proposed action shall be delivered to Landlord at least sixty (60) days prior to the contemplated commencement of such action. Within forty-five (45) days of receipt by Landlord of the aforesaid notice from Tenant, Landlord shall by written notice to Tenant state whether Landlord (i) consents to such action and (ii) requires that the Demised Premises, with regard to the contemplated structural modification, be returned to its original condition, less ordinary wear and tear, upon termination or expiration of the Lease. If Landlord consents to such action and provides notice to Tenant that it requires that the Demised Premises be returned to its original condition upon termination or expiration of this Lease within such forty-five (45) day period, Tenant shall, at the termination or expiration of the Lease, return the Demised Premises, with regard to that particular modification, to the original condition, less ordinary wear and tear. If Landlord fails to respond to Tenant's notice within such forty-five (45) day period, Landlord shall be deemed to have consented to such structural modification and not to require the Demised Premises be returned to its original condition upon termination or expiration of this Lease. In all events, Tenant shall have the right to remove any structural modification as it sees fit, always returning the Demised Premises to the condition prior to installation of such modification.

            13.3 Tenant shall keep the Demised Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

            13.4 In addition to the possible installation of modifications and removal thereof by Tenant, it is agreed that all personal property, mechanical tools, trade fixtures and like items may be installed and removed as Tenant sees fit, always returning the Demised Premises to the condition prior to installation of such property, tools, trade fixtures or like items.

            13.5 Tenant, at its sole cost, may place signs on the Demised Premises; provided, however, that such signs shall be of a size and in such design as shall be approved by Landlord, whose consent shall not be unreasonably withheld or delayed. Tenant, at its sole cost, shall obtain such permits and approvals as may be necessary from any governmental bodies.

                                   ARTICLE XIV
                               OPTION TO PURCHASE

            14.1 Upon written notice from Tenant to Landlord at any time during the term of this Lease prior to the Expiration Date and so long as Tenant is not in default in any material respect hereunder, Landlord shall enter into a purchase agreement with Tenant, substantially in the form of Exhibit B attached hereto and made a part hereof, for the sale of the Demised Premises to Tenant for a purchase price equal to One Million Nine Hundred Thousand Dollars ($1,900,000.00).

                                   ARTICLE XV
                             RIGHT OF FIRST REFUSAL

            15.1 If Landlord receives a bona fide offer to purchase all or any portion of the fee title of the Demised Premises from an unaffiliated third party, any contract that may be entered into between Landlord and such bona fide purchaser shall provide that the sale of the fee shall be subject to Tenant's right of first refusal as set forth in this Article XV. Such sale shall be subject to this Lease and shall be so affirmed by the purchaser. In the event that Landlord receives a written offer or executes a contract as set forth above, Tenant shall have the option, to be exercised within sixty (60) days after receipt by Tenant of written notice of the terms of such offer, to enter into a contract with Landlord, and Landlord agrees to enter into such contract with Tenant, on the same terms and conditions as said offer to purchase. Notwithstanding anything in this Lease to the contrary, Landlord shall not entertain or consider any offers from any other party to purchase the Demised Premises during the last year of the term hereof.

            15.2 Landlord shall submit a duplicate original of the executed contract embodying all of the terms and conditions of said executed contract to Tenant for the purpose set forth in this Article XV. If, after the receipt of such notice, Tenant fails to exercise its option by signing and returning a copy of said contract to Landlord, together with the down payment therein provided, within such sixty-day period, Landlord shall have the right to proceed with and close the proposed sale on the same terms (and no other terms) as in the offer or contract originally submitted to Tenant. Notwithstanding Tenant's failure to exercise such option within such sixty-day period, Tenant's option shall remain in force and be binding on any subsequent owner or owners of the Demised Premises, in connection with any subsequent sale, to the same extent as if said subsequent owner or owners were Landlord herein, and said subsequent owner or owners shall be required to do all of the things required of Landlord in this Lease prior to any such subsequent sale of the Demised Premises.

                                   ARTICLE XVI
                                    SURRENDER

            16.1 Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Demised Premises, Tenant will at once surrender and deliver up the Demised Premises, together with all improvements thereon which are the property of Landlord, to Landlord in good condition and repair, ordinary wear and tear excepted, subject, however, to the provisions of Article IX hereof.

            16.2 Upon the termination of the Lease by lapse of time, Tenant may remove Tenant's trade fixtures and all of Tenant's personal property and equipment; provided, however, that Tenant shall repair any injury or damage which may result from such removals.

            16.3 Any holding over by Tenant of the Demised Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only at a monthly rental of One Hundred Fifty percent (150%) of the Rent (as adjusted pursuant to Article II hereof) payable for the month immediately prior to the expiration of this Lease.

                                  ARTICLE XVII
                              COMPLIANCE WITH LAW;

                             ENVIRONMENTAL CONCERNS

            17.1 Tenant shall comply in all material respects with all laws, ordinances, and regulations of duly constituted public authorities now or hereafter in any manner materially affecting the Demised Premises and the use and occupation thereof. Tenant shall have the right in its name or, wherever necessary, in Landlord's name, to contest the validity or enforcement of any law, ordinance, order, regulation, or requirement affecting the Demised Premises or the operation thereof and may defer compliance therewith provided that: (i) Tenant shall diligently prosecute such contest to binding settlement or final determination by the court department, governmental authority or body having jurisdiction in the matter; and (ii) Tenant shall save and hold Landlord harmless against violation by Tenant of any such law, order, ordinance, rule or regulation.

            17.2 Landlord shall cooperate with Tenant and execute any documents or pleadings necessary or required in connection with Tenant's performance of its obligations under this Article XVII, and Tenant agrees to save and hold Landlord harmless against any liability, claim, or expense in connection therewith.

            17.3 As used herein, the term "Hazardous Material" means any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

            17.4 Tenant shall pay, protect, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, fines or judgments of any and every nature whatsoever (collectively, "Indemnifiable Damages") arising from or in any way relating to Tenant's use of the Demised Premises (or use by any person claiming under Tenant) from and after the Commencement Date through the expiration or earlier termination of this Lease. Without limiting the foregoing, Tenant agrees, to the maximum extent permitted by law, to indemnify, defend and save Landlord harmless from and against any and all Indemnifiable Damages which (i) result from the release from the Demised Premises of any Hazardous Materials during the term of this Lease or (ii) result from the failure of Tenant to obtain all necessary permits, registrations or authorizations for the use or operation of the Demised Premises as required under the provisions of any such statute. The foregoing indemnification shall apply regardless of whether such

Indemnifiable Damages are founded upon municipal, state or federal common, regulatory, statutory or equitable laws, rules or principles and the term "statute" as used herein shall be deemed to include all such laws, rules and principles. Indemnifiable Damages shall exclude any and all liabilities, losses, damages, costs, expenses (including, without limitation, attorneys' fees and expenses), causes of action, suits, claims, demands, fines or judgments of any and every nature whatsoever caused by Landlord or arising out of or relating to violations, alleged violations, matters or circumstances existing prior to the commencement of this Lease or arising out of or relating to violations, alleged violations, matters or circumstances arising after the term hereof (collectively, "Landlord Indemnifiable Damages").

            17.5 Landlord shall pay, protect, indemnify and save harmless Tenant from and against any and all Landlord Indemnifiable Damages. Without limiting the foregoing, Landlord agrees, to the maximum extent permitted by law, to indemnify, defend and save Tenant harmless from and against any and all Landlord Indemnifiable Damages.

            17.6 The obligations of Tenant under Section 17.4 hereof and the obligations of Landlord under Section 17.5 hereof shall survive any termination of this Lease for all events described in Section 17.4 which are proven to occur after the commencement of and prior to the termination of this Lease and for all events described in Section 17.5 which are proven to occur prior to the commencement of and after the termination of this Lease.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

            18.1 None of the covenants and agreements of this Lease to be kept and performed by either party shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party, and no act or acts, omission or omissions or series of acts or omissions, or waiver, acquiescence or forgiveness of Landlord as to any default in or failure of performance, either in whole or in part, by Tenant, or any of the covenants and agreements of this Lease, shall be deemed or construed to be a waiver by Landlord of the right at all times thereafter to insist upon the prompt, full and complete performance by Tenant of each and all of the covenants and agreements hereof thereafter to be performed in the same manner and to the same extent as the same are herein covenanted to be performed by Tenant.

            18.2 All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord at the address set forth on the first page of this Lease, Attention: President, or to such other address as Landlord may theretofore have furnished by written notice to Tenant, and any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if mailed by United States registered mail or certified mail in an envelope properly stamped and addressed to Tenant at the address set forth on the first page of this Lease or at such other address as Tenant may theretofore have furnished by written notice to Landlord.

            18.3 Landlord may enter the Demised Premises at any time, upon reasonable notice to Tenant, for the purpose of inspecting same, or if making repairs which Tenant may neglect or refuse to make in accordance with the covenants and agreements of this Lease, and also for the purpose of showing the Demised Premises to persons wishing to purchase the same or, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Demised Premises. Tenant shall, within one (1) year prior to the expiration of the Lease term, permit the usual notice of "To Let" or "For Sale" to be placed on the Demised Premises and to remain thereon without molestation.

            18.4 This Lease shall not be recorded, however, Landlord and Tenant hereby agree to execute a Memorandum of Lease in the form of Exhibit C attached hereto upon the execution of this Lease, and such memorandum may be recorded with the County Recorder, P.O. Box 322, Fort Madison, Iowa 52627, at Tenant's sole cost and expense.

            18.5 Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

            18.6 The parties warrant and represent that there are no real estate brokers involved and that there are no commissions due to anyone arising out of this transaction.

            18.7 Landlord acknowledges that the Sellers have made certain representations and warranties to and covenants with Tenant and its affiliates under the Stock Purchase Agreement and other agreements executed in connection therewith, including the retention of certain liabilities, the violation or breach of which, or failure to comply with, shall entitle Tenant and/or its affiliates to set-off payments due Landlord hereunder.

            18.8 Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, of partnership or of joint venture between or among the parties hereto, it being understood and agreed that no provision contained in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

            18.9 The captions of this Lease are for convenience only and are not to be construed as part of this Lease or as defining or limiting in any way the scope or intent of the provisions hereof.

            18.10 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            18.11 This Lease shall be construed and enforced in accordance with the laws of the State of Iowa.

            18.12 All of the covenants and agreements contained in this Lease shall extend, inure to and be binding upon the successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority other than the parties hereto, their successors and assigns, any right, claim or privilege by virtue of any covenant and agreement in this Lease contained.

            18.13 The parties hereto hereby agree that upon execution of this Lease, the lease agreement dated as of November 11, 1998 between the landlord and the Tenant shall automatically terminate without liability to either party.

            IN WITNESS WHEREOF, the undersigned have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

                                  LANDLORD:

                                  W.O.W., L.L.C.


                                  By: /s/ Thomas J. Wolf
                                      -----------------------------------------
                                      Name: Thomas J. Wolf
                                      Its: President


                                  TENANT:

                                  PACKAGING DYNAMICS, L.L.C.


                                  By: /s/ David E. Wartner
                                      -----------------------------------------
                                      Name: David E. Wartner
                                      Its: Vice President and Chief
                                             Financial Officer

                                    EXHIBIT A

                                Legal Description

                                 (See Attached)

                                    Exhibit B

                         Real Estate Purchase Agreement

                                 (See Attached)

                                    EXHIBIT B

                         REAL ESTATE PURCHASE AGREEMENT

      This Agreement made on this _ day of _________ 20__ by and between _________________, whose address is ___________________, (hereinafter referred to as "Seller") and Packaging Dynamics, L.L.C., (a Delaware limited liability company), whose address is 3900 West 43rd Street, Chicago, Illinois 60632 (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

      1. PURCHASE. Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller the commercial real property, with all appurtenances, on a lot of land known as being _________________, ______, __________ and further described as set forth on Exhibit A, subject to the terms and conditions hereinafter set forth. The property shall include the land, improvements, all appurtenant rights, privileges and easements of record, or other easements or licenses as may benefit the property and all buildings and fixtures in their present condition.

      2. PURCHASE PRICE. The purchase price for the above described property shall be paid by Purchaser to Seller in the sum of One Million Nine Hundred Thousand Dollars ($1,900,000), which shall be payable as follows:

            A. Purchaser shall deposit a sum that will equal ten percent (10%) of the purchase price. Said amount shall be deposited into an interest bearing, federally insured escrow account which amount shall be credited to Purchaser against the purchase price.

            B. The balance of the purchase price shall be deposited into escrow, which may be in the form of a mortgage obtained by Purchaser.

      3. FIXTURES AND PERSONAL PROPERTY. The transfer of the property described herein shall include all buildings and fixtures in their present condition, including without limitation all electrical, heating, plumbing and bathroom fixtures; all window and door shades, blinds, awnings, screens and storm windows; all landscaping; and all ceiling light fixtures, all as are now on the property. All items of personal property shall be transferred to Purchaser by a bill of sale.

      4. TITLE. Seller shall furnish a good and sufficient General Warranty Deed (or Fiduciary's deed if required), in recordable form with release of any dower rights if appropriate, conveying to Purchaser or its nominee a good and marketable title to the property, free and clear of any and all liens and encumbrances whatsoever (excepting only customary utility easements, any conditions, reservations and easements set forth in Schedule I attached hereto, zoning ordinances and other municipal regulations, any mortgage or other encumbrance created by the Purchaser, and taxes and assessments for the current portion of the tax year). Seller shall furnish a title search for the property and shall furnish at the Closing a Fee Owner's Policy of Title Insurance [Abstract] with extended coverage in the amount of the purchase price, as evidence or assurance that there has been conveyed to purchaser the title required to be conveyed hereunder. If a defect in title appears, Seller shall have thirty (30) days after written notice to remove such defect at Seller's expense, and if unable to do so, Purchaser may, at Purchaser's sole option, agree to accept title subject to such defect with appropriate reduction of purchase price or to terminate this Agreement and have returned all items and funds paid or deposited by Purchaser, and Seller and Purchaser shall be relieved of further liability under this Agreement.

      5. POSSESSION. Purchaser shall be entitled to take possession of said premises upon transfer of title.

      6. ESCROW. All funds and documents necessary for the completion of this transaction shall be placed in escrow by the parties with a title company mutually agreed upon by the parties, within thirty (30) days after the date hereof, and title is to be transferred ten (10) days thereafter. The parties shall execute the customary escrow receipt and instructions of the escrow agent, provided that this Agreement shall be incorporated therein and made a part thereof, and that any conflict between the provisions of such escrow documents and this Agreement shall be controlled by the provisions of this Agreement. Taxes and assessments, both general and special, will not need to be prorated as Purchaser is responsible for payment of taxes under the Lease. Rent shall be prorated to the end of the day preceding the date of title transfer. The Escrow Agent shall charge the respective parties with the following charges:

      Seller shall pay:

            a. cost of the title examination, and one-half of the cost of the Fee Owner's Policy of Title Insurance;

            b. one-half of the cost of the escrow fee;

            c. the cost of discharging any mortgage, lien or encumbrance upon the property;

            d. the cost of preparing the Warranty or other deeds;

            e. any rent or other prorations chargeable to Seller;

            f. one-half of all real estate transfer taxes.

            Purchaser shall pay:

            a. the cost of recording the deed and any mortgages obtained by Purchaser;

            b. one half of the cost of the Fee Owner's Policy of Title
Insurance;

            c. one-half of the escrow fee;

            d. one-half of all real estate transfer taxes;

            e. any and all costs incurred by Purchaser in connection with the financing provided by Seller, including the cost of recording the Mortgage.

      All utilities are presently being paid by the Purchaser and need not be re-opened in the Purchaser's name. No amount shall be held back for the final sewer or water bill.

      7. DAMAGE OR DESTRUCTION. In accordance with a certain lease between the parties dated October 23, 2002, (the "Lease"), Purchaser and Seller are required to reconstruct or repair if any building or other improvements are damaged or destroyed, as more fully set forth in the Lease. Consequently, this agreement shall be terminable at Purchaser's option if any damage or destruction would enable Purchaser to terminate the Lease.

      8. REPRESENTATIONS AND WARRANTIES. Purchaser acknowledges that it is a tenant in possession, and that the property is being purchased in its "as is" physical condition. Purchaser acknowledges that Seller is making no representations, warranties or statements concerning the condition of the premises, the value of same, the use to which it may be put, or anything concerning the same other than those agreements and representations contained in writing in this Agreement. The representations, warranties and covenants made in this Agreement shall survive the transfer of title.

      9. DEFAULT. In the event Seller defaults under this Agreement, the escrow deposit together with any interest earned thereon shall be return to Purchaser and Purchaser shall retain all legal and equitable rights and remedies, including without limitation the right to specific performance. In the event Purchaser defaults, Seller may retain the escrow deposit as liquidated damages (which the parties acknowledge is a reasonable amount) or Seller may pursue such other legal and equitable rights and remedies as he may elect.

      10. AMENDMENTS. This Agreement may not be amended or revoked except by written agreement signed by the parties hereto or their duly authorized agent.

      11. BROKERS. The parties warrant and represent that there are no real estate brokers involved and that there are no real estate commissions due to anyone arising out of this transaction.

      12. CAPTIONS. Captions are inserted in this Agreement for convenience and reference only. They shall not be construed to limit or describe the scope of this Agreement or any provision hereof.

      13. BINDING EFFECT. This Agreement is binding upon and accruing to the benefit of Seller and Purchaser and to their respective heirs, executors, administrators, representatives, successors and assigns, and shall be deemed to contain all of the terms and conditions agreed upon, it being agreed that there are no outside conditions, representations, warranties, or other agreements, written or oral.

      IN WITNESS WHEREOF, the parties have set their hands on the date and at the place first written above.

Signed in the presence of:              SELLER:


                                        By:
-----------------------------------        ------------------------------------



Signed in the presence of:              BUYER:


                                        By:
-----------------------------------        ------------------------------------

                                    Exhibit C

                               Memorandum of Lease

                                 (See Attached)

                                    EXHIBIT C

                               MEMORANDUM OF LEASE

            THIS MEMORANDUM OF LEASE is made and entered into as of the 23rd day of October, 2002, by and between W.O.W., L.L.C., an Iowa limited liability company ("Landlord"), and Packaging Dynamics, L.L.C., a Delaware limited liability company ("Tenant").

                                   BACKGROUND

            A. Reference is made to that certain Lease, dated as of October 23, 2002 (the "Lease"), by and between Landlord and Tenant whereby Landlord leased to Tenant and Tenant leased from Landlord certain real property and improvements thereon commonly known as 2068 303rd Avenue, Form Madison, Iowa 52627 and more particularly described on Exhibit A attached hereto and made part hereof, together with all rights, privileges and appurtenances thereto (collectively, the "Demised Premises").

            B. Landlord and Tenant desire to record this Memorandum of Lease for the purpose of giving notice of the Lease and certain of its terms and conditions, including certain of Tenant's rights thereunder.

            NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

            1. Landlord: The landlord under the Lease is: W.O.W., L.L.C., an Iowa limited liability company.

            2. Tenant: The tenant under the Lease is: Packaging Dynamics, L.L.C., a Delaware limited liability company.

            3. Landlord's Address: Landlord's address is 1109 Avenue I, Fort Madison, Iowa 52627.

            4. Tenant's Address: Tenant's address is 3900 West 43rd Street, Chicago, Illinois 60632.

            5. Demised Premises: Landlord has leased to Tenant and Tenant has leased from Landlord the Demised Premises.

            6. Term: The term of the Lease shall commence on October 23, 2002 and shall expire on October 31, 2009, unless sooner terminated pursuant to the terms and provisions of the Lease; provided, however, Tenant shall have the right to extend the term of the Lease for two (2) additional terms of five (5) years each.

            7. Purchase Option: Tenant shall have the option to purchase the Demised Premises at any time during the Lease.

            8. Right of First Refusal: Tenant shall have the right of first refusal if Landlord receives a bona fide offer to purchase all or any portion of the Demised Premises at any time during the term of the Lease, as the same may be extended.

            9. Notice: This Memorandum of Lease does not set forth all of the material terms or conditions of the Lease. This Memorandum of Lease is not intended to, and does not and shall not, amend, modify, diminish or affect in any way the Lease or the construction or interpretation thereof or any rights or obligations of any of the parties thereto. The sole purpose of this Memorandum of Lease is to give notice of the Lease and of certain of its terms, covenants and conditions.

            10. Acknowledgement: Reference is made to that certain Quit Claim Deed from the City of Fort Madison to Lee County, Iowa dated October 29, 1998, which contains the following language: "In the event the construction of the Wolf Packaging, Inc. plant on the above-described property is not completed within two years from the date of this Deed, the property will revert back to the City of Fort Madison, Iowa." Landlord hereby acknowledges and represents that the construction of the Wolf Packaging, Inc. plant was completed within two years from the date of the Deed.

            IN WITNESS WHEREOF, the undersigned have caused this Memorandum of Lease to be executed by their duly authorized representatives as of the date first above written.

                                       LANDLORD:

                                       W.O.W., L.L.C., an Iowa limited
                                       liability company

                                       By:
                                           ------------------------------------
                                           Name:
                                           Its:

                                       TENANT:

                                       PACKAGING DYNAMICS, L.L.C., a Delaware
                                       limited liability company


                                       By:
                                           ------------------------------------
                                           Name:
                                           Its:

STATE OF                   )
                           )
COUNTY OF                  )

            On ___________________, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________, as ________________________, of W.O.W., L.L.C., an Iowa limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted executed the instrument.

            WITNESS my hand and official seal.


                                            -----------------------------------
         [SEAL]                             Notary Public
                                            My commission expires:
                                                                  -------------

STATE OF                   )
                           )
COUNTY OF                  )

            On ___________________, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________, as ________________________, of PACKAGING DYNAMICS L.L.C., INC., a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted executed the instrument.

            WITNESS my hand and official seal.


                                            -----------------------------------
         [SEAL]                             Notary Public
                                            My commission expires:
                                                                  -------------


                                       i